          As filed with the Securities and Exchange Commission on April 5, 2000

                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                      ___________________________________

                            APPLIED MATERIALS, INC.
              (Exact name of issuer as specified in its charter)

            Delaware                                       94-1655526
  (State or other jurisdiction                          (I.R.S. employer
of incorporation or organization)                    identification number)

               3050 Bowers Avenue, Santa Clara, California 95054
             (Address of principal executive offices)   (Zip Code)

                              ETEC SYSTEMS, INC.
                        1990 EMPLOYEE STOCK OPTION PLAN
                           1990 EXECUTIVE STOCK PLAN
                          1991 ATEQ STOCK OPTION PLAN
                        1994 EMPLOYEE STOCK OPTION PLAN
                       1995 DIRECTORS' STOCK OPTION PLAN
                          1995 OMNIBUS INCENTIVE PLAN

                               Joseph J. Sweeney
                            Applied Materials, Inc.
               3050 Bowers Avenue, Santa Clara, California 95054
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (408) 727-5555

                                   Copy to:
                                John E. Aguirre
                     Wilson Sonsini Goodrich & Rosati, PC
                              650 Page Mill Road
                          Palo Alto, California 94304

                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                  Proposed          Proposed Maximum
Title of Securities       Amount to be        Maximum Offering     Aggregate Offering         Amount of
  to be Registered         Registered*        Price Per Share**          Price**           Registration Fee**
-------------------------------------------------------------------------------------------------------------
1990 Employee Stock
Option Plan                   26,932             $ 0.35             $     9,426.20             $     2.49
  Common Stock*** and
  Options to Purchase
  Common Stock

1990 Executive Stock
Plan                               2             $ 0.35             $         0.70             $     0.00
  Common Stock *** and
  Options to Purchase
  Common Stock

1991 Ateq Stock Option
Plan                           6,891             $ 0.01             $        68.91             $     0.02
  Common Stock *** and
  Options to Purchase
  Common Stock

1994 Employee Stock
Option Plan                   14,945             $ 3.34             $    49,916.30             $    13.18
  Common Stock*** and
  Options to Purchase
  Common Stock

1995 Directors' Stock         66,199             $28.44             $ 1,822,699.56             $   481.19
Option Plan
  Common Stock*** and
  Options to Purchase
  Common Stock

1995 Omnibus Incentive     3,320,690             $27.96             $92,846,492.40             $24,511.47
Plan
  Common Stock*** and
  Options to Purchase
  Common Stock
=============================================================================================================

* This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the Etec Systems, Inc. 1990 Employee Stock Option Plan, 1990 Executive Stock Plan, 1991 Ateq Stock Option Plan, 1994 Employee Stock Option Plan, 1995 Directors' Stock Option Plan and 1995 Omnibus Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

** Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1993, as amended, on the basis of the weighted average exercise price of the outstanding options.

*** Includes associated rights (the "Rights") to purchase preferred or common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.
================================================================================

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Applied Materials, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.   EXHIBITS

4.1  Etec Systems, Inc. 1990 Employee Stock Option Plan

4.2  Etec Systems, Inc. 1990 Executive Stock Plan

4.3  Etec Systems, Inc. 1994 Employee Stock Option Plan

4.4  Etec Systems, Inc. 1995 Directors' Stock Option Plan

4.5  Etec Systems, Inc. 1995 Omnibus Incentive Plan

5.1  Opinion of Wilson Sonsini Goodrich & Rosati, PC.

23.1 Consent of Independent Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, PC is included in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 5th day of April, 2000.

APPLIED MATERIALS, INC.
     (Registrant)

/s/ James C. Morgan
_____________________________
       James C. Morgan
  Chairman of the Board and
   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                      Title                           Date

Principal Executive Officer:

/s/ James C. Morgan
______________________________
       James C. Morgan             Chairman of the Board and     April 5, 2000
                                   Chief Executive Officer

Principal Financial Officer:

/s/ Joseph R. Bronson              Senior Vice President,        April 5, 2000
______________________________
      Joseph R. Bronson            Office of the President,
                                   Chief Financial Officer and
                                   Chief Administrative Officer

Principal Accounting Officer:

/s/ Patrick Crom                   Vice President, Global        April 5, 2000
______________________________
        Patrick Crom               Controller, Chief
                                   Accounting Officer and
                                   Assistant Secretary

Directors:

              *                    Director                      April 5, 2000
------------------------------
        James C. Morgan

              *                    Director                      April 5, 2000
------------------------------
           Dan Maydan

              *                    Director                      April 5, 2000
------------------------------
      Michael H. Armacost

              *                    Director                      April 5, 2000
------------------------------
      Deborah A. Coleman

              *                    Director                      April 5, 2000
------------------------------
    Herbert M. Dwight, Jr.

              *                    Director                      April 5, 2000
------------------------------
      Philip V. Gerdine

              *                    Director                      April 5, 2000
------------------------------
      Tsuyoshi Kawanishi

              *                    Director                      April 5, 2000
------------------------------
          Paul R. Low

*By    /s/ James C. Morgan
    --------------------------
           James C. Morgan
           Attorney-in-Fact

A majority of the members of the Board of Directors.

                                 EXHIBIT INDEX

4.1  Etec Systems, Inc. 1990 Employee Stock Option Plan.

4.2  Etec Systems, Inc. 1990 Executive Stock Plan

4.3  Etec Systems, Inc. 1994 Employee Stock Option Plan

4.4  Etec Systems, Inc. 1995 Directors' Stock Option Plan

4.5  Etec Systems, Inc. 1995 Omnibus Incentive Plan

5.1  Opinion of Wilson Sonsini Goodrich & Rosati, PC.

23.1 Consent of Independent Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, PC is included in Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney of Directors.